1 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. FOURTH QUARTER 2020 Exhibit 99.2

Table of Contents

INDUSTRIAL LOGISTICS
PROPERTIES TRUST

CORPORATE INFORMATION
- Company Profile ... 3
- Investor Information ... 4
- Equity Research Coverage ... 5

FINANCIALS
- Key Financial Data ... 6
- Consolidated Balance Sheets ... 7
- Consolidated Statements of Income ... 8
- Debt Summary and Maturity Schedule ... 9
- Leverage Ratios and Coverage Ratios ... 10
- Capital Expenditures Summary ... 11
- Property Acquisitions and Dispositions Information Since 1/1/20 ... 12
- Unconsolidated Joint Venture ... 13
- Calculation and Reconciliation of NOI and Cash Basis NOI ... 14
- Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI ... 15
- Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ... 16
- Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders ... 17

PORTFOLIO INFORMATION
- Portfolio Summary by Property Type ... 18
- Same Property Results of Operations by Property Type ... 19-20
- Occupancy and Leasing Summary ... 21
- Occupancy and Leasing Analysis by Property Type ... 22
- Tenant Credit Characteristics ... 23
- Tenants Representing 1% or More of Total Annualized Rental Revenues ... 24
- Five Year Lease Expiration and Reset Schedule by Property Type ... 25
- Portfolio Lease Expiration Schedule ... 26

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS ... 27-28

WARNING CONCERNING FORWARD-LOOKING STATEMENTS ... 29

ILPT
Nasdaq Listed

Please refer to the Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.



Supplemental Q4 2020 2

3Supplemental Q4 2020 Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 219-1460 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: ILPT The Company: Industrial Logistics Properties Trust, or ILPT, we, our or us, is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. As of December 31, 2020, our portfolio was comprised of 289 wholly owned properties containing approximately 34.9 million rentable square feet located in 31 states, including 226 buildings, leasable land parcels and easements containing approximately 16.8 million rentable square feet that are primarily industrial lands located on the island of Oahu, HI, and 63 properties containing approximately 18.1 million rentable square feet located in 30 other states. As of December 31, 2020, we also owned a 22% equity interest in an unconsolidated joint venture, which owns 12 properties located in nine states in the mainland United States containing approximately 9.2 million rentable square feet. ILPT is a component of 144 market indices and it comprises more than 1% of the following indices as of December 31, 2020: Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV) and the Bloomberg Reit Industrial/Warehouse Index (BBREINDW). Management: ILPT is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2020, RMR had $32.0 billion of real estate assets under management and the combined RMR managed companies had approximately $10 billion of annual revenues, nearly 2,100 properties and approximately 43,000 employees. We believe that being managed by RMR is a competitive advantage for ILPT because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed. Key Data (as of and for the three months ended December 31, 2020): (dollars and sq. ft. in 000s) Total properties(1) 289 Total sq. ft.(1) 34,870 Percent leased(1) 98.5% Q4 2020 Rental income $ 60,081 Q4 2020 Net income $ 40,140 Q4 2020 Net income attributable to common shareholders $ 40,315 Q4 2020 Normalized FFO attributable to common shareholders $ 30,199 (1) Excludes 12 properties owned by an unconsolidated joint venture. Company Profile RETURN TO TABLE OF CONTENTS

4Supplemental Q4 2020 Investor Information Board of Trustees Bruce M. Gans Lisa Harris Jones Joseph L. Morea Lead Independent Trustee Independent Trustee Independent Trustee Kevin C. Phelan Adam D. Portnoy John G. Murray Independent Trustee Chair of the Board & Managing Trustee Managing Trustee Executive Officers John G. Murray Richard W. Siedel, Jr. Yael Duffy President and Chief Executive Officer Chief Financial Officer and Treasurer Chief Operating Officer and Vice President Contact Information Investor Relations Inquiries Industrial Logistics Properties Trust Financial, investor and media inquiries should be directed to Two Newton Place Kevin Barry, Manager, Investor Relations, 255 Washington Street, Suite 300 at (617) 658-0776 or kbarry@ilptreit.com. Newton, MA 02458-1634 (t) (617) 219-1460 (email) info@ilptreit.com (website) www.ilptreit.com RETURN TO TABLE OF CONTENTS

5Supplemental Q4 2020 ILPT is followed by the analysts listed here. Please note that any opinions, estimates or forecasts regarding ILPT’s performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Equity Research Coverage B. Riley Securities, Inc. JMP Securities Bryan Maher Aaron Hecht bmaher@brileyfin.com ahecht@jmpsecurities.com (646) 885-5423 (415) 835-3963 BofA Securities RBC Capital Markets James Feldman Michael Carroll james.feldman@baml.com michael.carroll@rbccm.com (646) 855-5808 (440) 715-2649 RETURN TO TABLE OF CONTENTS

6Supplemental Q4 2020 (dollars in thousands, except per share data) As of and For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Selected Balance Sheet Data: Total gross assets $ 2,057,151 $ 2,659,564 $ 2,659,579 $ 2,654,807 $ 2,586,369 Total assets $ 1,915,745 $ 2,498,994 $ 2,505,600 $ 2,512,320 $ 2,454,901 Total liabilities $ 912,555 $ 1,421,571 $ 1,418,989 $ 1,417,498 $ 1,459,211 Total equity $ 1,003,190 $ 1,077,423 $ 1,086,611 $ 1,094,822 $ 995,690 Selected Income Statement Data: Rental income $ 60,081 $ 65,106 $ 65,110 $ 64,278 $ 62,199 Net income $ 40,140 $ 13,814 $ 14,557 $ 12,694 $ 11,674 Net income attributable to common shareholders $ 40,315 $ 14,089 $ 14,821 $ 12,846 $ 11,674 NOI $ 46,659 $ 50,559 $ 51,137 $ 50,286 $ 48,240 Adjusted EBITDAre $ 43,554 $ 46,051 $ 46,947 $ 45,892 $ 44,564 FFO attributable to common shareholders $ 30,177 $ 29,939 $ 30,689 $ 30,159 $ 29,713 Normalized FFO attributable to common shareholders $ 30,199 $ 30,117 $ 30,569 $ 30,159 $ 29,713 Per Common Share Data (basic and diluted): Net income attributable to common shareholders $ 0.62 $ 0.22 $ 0.23 $ 0.20 $ 0.18 FFO attributable to common shareholders and Normalized FFO attributable to common shareholders $ 0.46 $ 0.46 $ 0.47 $ 0.46 $ 0.46 Dividends: Annualized dividends paid per share $ 1.32 $ 1.32 $ 1.32 $ 1.32 $ 1.32 Annualized dividend yield (at end of period) 5.7% 6.0% 6.4% 7.5% 5.9% Normalized FFO attributable to common shareholders payout ratio 71.7% 71.7% 70.2% 71.7% 71.7% Key Financial Data RETURN TO TABLE OF CONTENTS

7Supplemental Q4 2020 Consolidated Balance Sheets December 31, December 31, 2020 2019 ASSETS Real estate properties: Land $ 709,099 $ 747,794 Buildings and improvements 1,099,971 1,588,170 Total real estate properties, gross 1,809,070 2,335,964 Accumulated depreciation (141,406) (131,468) Total real estate properties, net 1,667,664 2,204,496 Investment in unconsolidated joint venture 60,590 — Acquired real estate leases, net 83,644 138,596 Cash and cash equivalents 22,834 28,415 Restricted cash — 6,135 Rents receivable, including straight line rents of $62,753 and $58,336, respectively 69,511 62,782 Deferred leasing costs, net 4,595 6,581 Debt issuance costs, net 1,477 2,954 Due from related persons 2,665 1,504 Other assets, net 2,765 3,438 Total assets $ 1,915,745 $ 2,454,901 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ 221,000 $ 310,000 Mortgage notes payable, net 645,579 1,096,608 Assumed real estate lease obligations, net 14,630 17,508 Accounts payable and other liabilities 14,716 16,475 Rents collected in advance 7,811 9,442 Security deposits 6,540 6,680 Due to related persons 2,279 2,498 Total liabilities 912,555 1,459,211 Commitments and contingencies Shareholders' Equity: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,301,088 and 65,180,628 shares issued and outstanding, respectively 653 652 Additional paid in capital 1,010,819 999,302 Cumulative net income 224,226 142,155 Cumulative common distributions (232,508) (146,419) Total shareholders' equity 1,003,190 995,690 Total liabilities and shareholders' equity $ 1,915,745 $ 2,454,901 (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS

8Supplemental Q4 2020 Consolidated Statements of Income Three Months Ended December 31, Year Ended December 31, 2020 2019     2020   2019 Rental income $ 60,081 $ 62,199 $ 254,575 $ 229,234 Expenses: Real estate taxes 8,406 8,721 35,185 30,367 Other operating expenses 5,016 5,238 20,749 17,643 Depreciation and amortization 15,215 18,039 70,518 61,927 Acquisition and certain other transaction related costs 22 — 200 — General and administrative 4,723 4,058 19,580 17,189 Total expenses 33,382 36,056 146,232 127,126 Gain on sale of real estate 23,996 — 23,996 — Interest income — 163 113 743 Interest expense (including net amortization of debt issuance costs, premiums and discounts of $588, $596, $2,481 and $2,017, respectively) (11,009) (14,641) (51,619) (50,848) Gain on early extinguishment of debt — — 120 — Income before income tax expense and equity in earnings of investees 39,686 11,665 80,953 52,003 Income tax expense (75) (40) (277) (171) Equity in earnings of investees 529 49 529 666 Net income 40,140 11,674 81,205 52,498 Net loss attributable to noncontrolling interest 175 — 866 — Net income attributable to common shareholders $ 40,315 $ 11,674 $ 82,071 $ 52,498 Weighted average common shares outstanding - basic 65,139 65,071 65,104 65,049 Weighted average common shares outstanding - diluted 65,152 65,074 65,114 65,055 Per common share data (basic and diluted): Net income attributable to common shareholders $ 0.62 $ 0.18 $ 1.26 $ 0.81 Additional Data: General and administrative expenses / total assets (at end of period) 0.2% 0.2% 1.0% 0.7% Non-cash straight line rent adjustments included in rental income $ 2,858 $ 385 $ 9,041 $ 4,345 Lease value amortization included in rental income $ 185 $ 193 $ 791 $ 1,195 (amounts in thousands, except percentage data and per share data) RETURN TO TABLE OF CONTENTS

Debt Summary and Maturity Schedule [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2020

(dollars in thousands)

	Interest Rate	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$750,000 revolving credit facility [3]	1.700%	$ 221,000	12/29/2021	$ 221,000	1.0
Secured Fixed Rate Debt:					
186 properties in Hawaii	4.310%	650,000	2/7/2029	650,000	8.1
Total / weighted average debt	3.648%	$ 871,000		$ 871,000	6.3


$750,000
$500,000
$250,000
$0
$(Thousands)
$221,000
$650,000
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Revolving Credit Facility (3)
Secured Fixed Rate

(1) Excludes two mortgage notes with an aggregate principal balance of $406,980 which are secured by 12 properties owned by an unconsolidated joint venture in which we own a 22% interest. See page 13 for additional information regarding this joint venture and related mortgage notes.

(2) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of December 31, 2020, including unamortized debt issuance costs totaling $4,421, was $866,579.

(3) We have a revolving credit facility which has a maturity date of December 29, 2021. This revolving credit facility requires interest to be paid at a rate of LIBOR plus a premium and imposes a commitment fee. The interest rate premium is subject to adjustment based on changes to our leverage ratio. The commitment fee is based on the unused portion of our revolving credit facility and was 25 basis points per annum as of December 31, 2020. We have the option to extend the maturity date of our revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. Principal balance represents the amount outstanding under our revolving credit facility at December 31, 2020. Interest rate is as of December 31, 2020 and excludes the commitment fee. The maximum borrowing availability under our revolving credit facility may be increased to up to $1,500,000 in certain circumstances.

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Supplemental Q4 2020
9

10Supplemental Q4 2020 As of and For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Leverage Ratios: Net debt / total gross assets 41.2% 50.3% 50.5% 50.9% 53.6% Net debt / gross book value of real estate assets 43.2% 51.5% 51.5% 51.8% 54.7% Net debt / total market capitalization 35.5% 47.7% 49.5% 53.7% 48.2% Secured debt / total assets 33.9% 42.3% 42.2% 44.0% 45.0% Variable rate debt / net debt 26.1% 23.9% 23.8% 19.6% 22.3% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 4.9x 7.3x 7.2x 7.4x 7.9x Adjusted EBITDAre / interest expense 4.0x 3.6x 3.6x 3.2x 3.0x Leverage Ratios and Coverage Ratios RETURN TO TABLE OF CONTENTS

11Supplemental Q4 2020 (dollars in thousands) For the Three Months Ended 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Tenant improvements and leasing costs $ 2,001 $ 242 $ 344 $ 293 $ 846 Building improvements 1,163 1,000 741 1,237 2,227 Recurring capital expenditures 3,164 1,242 1,085 1,530 3,073 Development, redevelopment and other activities 15 10 — 1 5,105 Total capital expenditures $ 3,179 $ 1,252 $ 1,085 $ 1,531 $ 8,178 Capital Expenditures Summary RETURN TO TABLE OF CONTENTS

Property Acquisitions and Dispositions Information Since 1/1/2020

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions:

Date Acquired	Market Area	Sq. Ft.	Purchase Price (1)	Purchase Price (1) / Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term in Years (3)	Percent Leased at Acquisition	Major Tenant
February 2020	Phoenix, AZ	820	$ 71,481	$ 87	5.2%	5.8	100%	Amazon.com Services, Inc.
December 2020	Kansas City, KS	645	$ 44,000	$ 68	6.5%	11.7	100%	Excelligence Learning Corporation (4)
Total / Weighted Average		1,465	$ 115,481	$ 79	5.7%	8.4%	100%	

Dispositions:

Date Sold	Market Area	Number of Properties	Sq. Ft.	Gross Sales Price
December 2020	Winchester, VA	1	308	$ 10,775

(1) Represents the gross purchase price, including assumed mortgage debt, if any, and excluding acquisition related costs and purchase price allocations.

(2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs.

(3) Average remaining lease term in years is weighted based on rental revenues as of the date acquired.

(4) This property includes excess developable land that can either support a 550,000 square feet expansion to the existing building or 430,000 square feet free standing building.


Holland

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Supplemental Q4 2020 12

13Supplemental Q4 2020 Unconsolidated Joint Venture (dollars and sq. ft. in thousands) Investment in Unconsolidated Joint Venture: ILPT Weighted Average ILPT Carrying Value at Number of Number of Square Occupancy at Lease Term at Joint Venture Ownership December 31, 2020 Properties States Feet December 31, 2020 December 31, 2020 (1) The Industrial Fund REIT LLC 22% $ 60,590 12 9 9,227 100% 7.1 (1) Lease term is weighted based on annualized rental income. Annualized rental income is calculated using the annualized contractual base rents from the joint venture's tenants pursuant to the lease agreements as of December 31, 2020, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to the joint venture by their tenants, and excluding lease value amortization. (2) The mortgage loans require interest-only payments until the respective maturity dates. (3) Includes the interest rate stated in, or determined pursuant to, the contract terms. (4) Reflects the entire balance of the debt secured by the respective properties. (5) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the joint venture at December 31, 2020. Unconsolidated Debt: Coupon Interest Maturity Principal Balance ILPT ILPT Share of Principal Balance (5) Secured Debt(2) Rate (3) Date at December 31, 2020 (4) Ownership at December 31, 2020 1 Property 3.600% 10/1/2023 $ 56,980 22% $ 12,536 11 Properties 3.330% 11/7/2029 350,000 22% 77,000 Total / Weighted Average 3.368% $ 406,980 $ 89,536 Number of Leases Expiring 1 3 1 1 2 1 1 1 1 1 % of Total Annualized Rental Revenues Expiring 5.8% 30.5% 2.5% 11.5% 10.6% 3.2% 18.2% 3.8% 5.9% 8.0% A nn ua liz ed R ev en ue E xp iri ng 2021 2024 2025 2026 2027 2028 2029 2031 2034 2038 $0 $5,000 $10,000 $15,000 $20,000 Unconsolidated Joint Venture Lease Expiration Schedule As of December 31, 2020 RETURN TO TABLE OF CONTENTS

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 60,081	$ 65,106	$ 65,110	$ 64,278	$ 62,199	$ 254,575	$ 229,234
Real estate taxes	(8,406)	(9,036)	(8,932)	(8,811)	(8,721)	(35,185)	(30,367)
Other operating expenses	(5,016)	(5,511)	(5,041)	(5,181)	(5,238)	(20,749)	(17,643)
NOI	46,659	50,559	51,137	50,286	48,240	198,641	181,224
Non-cash straight line rent adjustments included in rental income	(2,858)	(2,120)	(2,096)	(1,967)	(385)	(9,041)	(4,345)
Lease value amortization included in rental income	(185)	(202)	(204)	(200)	(193)	(791)	(1,195)
Cash Basis NOI	$ 43,616	$ 48,237	$ 48,837	$ 48,119	$ 47,662	$ 188,809	$ 175,684
Reconciliation of Net Income to NOI and Cash Basis NOI:							
Net income	$ 40,140	$ 13,814	$ 14,557	$ 12,694	$ 11,674	$ 81,205	$ 52,498
Equity in earnings of investees	(529)	—	—	—	(49)	(529)	(666)
Income tax expense	75	13	126	63	40	277	171
Income before income tax expense and equity in earnings of investees	39,686	13,827	14,683	12,757	11,665	80,953	52,003
Gain on early extinguishment of debt	—	—	(120)	—	—	(120)	—
Interest expense	11,009	12,886	13,205	14,519	14,641	51,619	50,848
Interest income	—	—	(2)	(111)	(163)	(113)	(743)
Gain on sale of real estate	(23,996)	—	—	—	—	(23,996)	—
General and administrative	4,723	5,180	4,846	4,831	4,058	19,580	17,189
Acquisition and certain other transaction related costs	22	178	—	—	—	200	—
Depreciation and amortization	15,215	18,488	18,525	18,290	18,039	70,518	61,927
NOI	46,659	50,559	51,137	50,286	48,240	198,641	181,224
Non-cash straight line rent adjustments included in rental income	(2,858)	(2,120)	(2,096)	(1,967)	(385)	(9,041)	(4,345)
Lease value amortization included in rental income	(185)	(202)	(204)	(200)	(193)	(791)	(1,195)
Cash Basis NOI	$ 43,616	$ 48,237	$ 48,837	$ 48,119	$ 47,662	$ 188,809	$ 175,684

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Supplemental Q4 2020 14

15Supplemental Q4 2020 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) Three Months Ended December 31, Year Ended December 31, 2020 2019 2020 2019 Reconciliation of NOI to Same Property NOI : Rental income $ 60,081 $ 62,199 $ 254,575 $ 229,234 Real estate taxes (8,406) (8,721) (35,185) (30,367) Other operating expenses (5,016) (5,238) (20,749) (17,643) NOI 46,659 48,240 198,641 181,224 Less: NOI of properties not included in same property results (6,289) (9,978) (63,548) (50,253) Same property NOI $ 40,370 $ 38,262 $ 135,093 $ 130,971 Calculation of Same Property Cash Basis NOI : Same property NOI $ 40,370 $ 38,262 $ 135,093 $ 130,971 Less: Non-cash straight line rent adjustments included in rental income (2,638) 137 (5,966) (1,712) Lease value amortization included in rental income (169) (162) (442) (919) Same property Cash Basis NOI $ 37,563 $ 38,237 $ 128,685 $ 128,340 RETURN TO TABLE OF CONTENTS

Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income	$ 40,140	$ 13,814	$ 14,557	$ 12,694	$ 11,674	$ 81,205	$ 52,498
Plus: interest expense	11,009	12,886	13,205	14,519	14,641	51,619	50,848
Plus: income tax expense	75	13	126	63	40	277	171
Plus: depreciation and amortization	15,215	18,488	18,525	18,290	18,039	70,518	61,927
EBITDA	66,439	45,201	46,413	45,566	44,394	203,619	165,444
Gain on sale of real estate	(23,996)	—	—	—	—	(23,996)	—
Equity in earnings of unconsolidated joint venture	(529)	—	—	—	—	(529)	—
Share of EBITDAre from unconsolidated joint venture	939	—	—	—	—	939	—
EBITDAre	42,853	45,201	46,413	45,566	44,394	180,033	165,444
Plus: acquisition and certain other transaction related costs	22	178	—	—	—	200	—
Plus: general and administrative expense paid in common shares [1]	679	672	654	326	170	2,331	1,109
Less: gain on early extinguishment of debt	—	—	(120)	—	—	(120)	—
Adjusted EBITDAre	$ 43,554	$ 46,051	$ 46,947	$ 45,892	$ 44,564	$ 182,444	$ 166,553

(1) Amounts represent equity based compensation to our trustees, our officers and certain other employees of RMR LLC.


Holland

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Supplemental Q4 2020
16

Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income attributable to common shareholders	$ 40,315	$ 14,089	$ 14,821	$ 12,846	$ 11,674	$ 82,071	$ 52,498
Depreciation and amortization	15,215	18,488	18,525	18,290	18,039	70,518	61,927
Equity in earnings of unconsolidated joint venture	(529)	—	—	—	—	(529)	—
Share of FFO from unconsolidated joint venture	556	—	—	—	—	556	—
Gain on sale of real estate	(23,996)	—	—	—	—	(23,996)	—
FFO adjustments attributable to noncontrolling interest	(1,384)	(2,638)	(2,657)	(977)	—	(7,656)	—
FFO attributable to common shareholders	30,177	29,939	30,689	30,159	29,713	120,964	114,425
Acquisition and certain other transaction related costs	22	178	—	—	—	200	—
Gain on early extinguishment of debt	—	—	(120)	—	—	(120)	—
Normalized FFO attributable to common shareholders	$ 30,199	$ 30,117	$ 30,569	$ 30,159	$ 29,713	$ 121,044	$ 114,425
Weighted average common shares outstanding - basic	65,139	65,112	65,089	65,075	65,071	65,104	65,049
Weighted average common shares outstanding - diluted	65,152	65,129	65,091	65,082	65,074	65,114	65,055
Per Common Share Data (basic and diluted):							
Net income attributable to common shareholders	$ 0.62	$ 0.22	$ 0.23	$ 0.20	$ 0.18	$ 1.26	$ 0.81
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$ 0.46	$ 0.46	$ 0.47	$ 0.46	$ 0.46	$ 1.86	$ 1.76



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Supplemental Q4 2020 17

18Supplemental Q4 2020 Portfolio Summary By Property Type (dollars and sq. ft. in thousands) (1) Includes buildings, leasable land parcels and easements which are primarily industrial lands located in Hawaii. As of and For the Three Months Ended December 31, 2020 Mainland Hawaii Key Statistic Properties Properties (1) Total Properties 63 226 289 Percent of total 21.8% 78.2% 100.0% Total square feet 18,114 16,756 34,870 Percent of total 51.9% 48.1% 100.0% Leased square feet 18,055 16,283 34,338 Percent leased 99.7% 97.2% 98.5% Rental income $ 32,424 $ 27,657 $ 60,081 Percent of total 54.0% 46.0% 100.0% NOI $ 26,204 $ 20,455 $ 46,659 Percent of total 56.2% 43.8% 100.0% Cash Basis NOI $ 25,602 $ 18,014 $ 43,616 Percent of total 58.7% 41.3% 100.0% RETURN TO TABLE OF CONTENTS

19Supplemental Q4 2020 (dollars and sq. ft. in thousands) As of and For the Three Months Ended As of and For the Year Ended 12/31/2020 12/31/2019 12/31/2020 12/31/2019 Properties: Mainland Properties 61 61 40 40 Hawaii Properties 226 226 226 226 Total 287 287 266 266 Square Feet (1): Mainland Properties 16,648 16,648 11,517 11,517 Hawaii Properties 16,756 16,756 16,756 16,756 Total 33,404 33,404 28,273 28,273 Percent Leased (2): Mainland Properties 99.6% 100.0% 100.0% 100.0% Hawaii Properties 97.2% 98.2% 97.2% 98.2% Total 98.4% 99.1% 98.3% 98.9% Rental income: Mainland Properties $ 24,198 $ 23,936 $ 65,901 $ 65,249 Hawaii Properties 27,657 25,204 107,394 100,655 Total $ 51,855 $ 49,140 $ 173,295 $ 165,904 (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. (2) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. Same Property Results of Operations By Property Type RETURN TO TABLE OF CONTENTS

20Supplemental Q4 2020 As of and For the Three Months Ended As of and For the Year Ended 12/31/2020 12/31/2019 12/31/2020 12/31/2019 NOI: Mainland Properties $ 19,915 $ 20,110 $ 56,065 $ 56,004 Hawaii Properties 20,455 18,152 79,028 74,967 Total $ 40,370 $ 38,262 $ 135,093 $ 130,971 Cash Basis NOI: Mainland Properties $ 19,549 $ 19,684 $ 55,560 $ 54,820 Hawaii Properties 18,014 18,553 73,125 73,520 Total $ 37,563 $ 38,237 $ 128,685 $ 128,340 NOI % Change: Mainland Properties -1.0% 0.1 % Hawaii Properties 12.7% 5.4 % Total 5.5% 3.1 % Cash Basis NOI % Change: Mainland Properties -0.7% 1.3 % Hawaii Properties -2.9% -0.5 % Total -1.8% 0.3 % Same Property Results of Operations by Property Type (Cont.) (dollars in thousands) RETURN TO TABLE OF CONTENTS

Occupancy and Leasing Summary (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	12/31/2020 (2)	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Properties	289	301	301	301	300
Total sq. ft. (3)	34,870	43,759	43,759	43,759	42,939
Square feet leased	34,338	43,217	43,216	43,273	42,630
Percentage leased	98.5%	98.8%	98.8%	98.9%	99.3%
Leasing Activity (Sq. Ft.):					
New leases	105	41	—	36	161
Renewals	148	445	314	13	1,151
Rent resets	—	290	1,601	42	105
Total	253	776	1,915	91	1,417
% Change in GAAP Rent:					
New leases	2.1%	-4.5%	—%	6.7%	34.2%
Renewals	20.2%	9.0%	26.6%	27.4%	12.4%
Rent resets	—%	15.6%	21.4%	28.6%	39.9%
Weighted average (by square feet)	14.1%	9.6%	23.1%	19.0%	16.9%
Leasing Costs and Concession Commitments (4):					
New leases	$ 261	$ 237	$ —	$ 458	$ 158
Renewals	231	690	229	—	1,142
Total	$ 492	$ 927	$ 229	$ 458	$ 1,300
Leasing Costs and Concession Commitments per Sq. Ft. (5):					
New leases	$ 2.49	$ 5.78	$ —	$ 12.61	$ 0.98
Renewals	$ 1.57	$ 1.55	$ 0.73	$ —	$ 0.99
Total	$ 1.95	$ 1.91	$ 0.73	$ 9.21	$ 0.99
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	6.5	14.7	—	19.4	17.4
Renewals	17.6	3.4	20.1	11.9	7.2
Total	13.0	4.4	20.1	17.4	8.5
Leasing Costs and Concession Commitments per Sq. Ft. per Year (4) (5):					
New leases	$ 0.38	$ 0.39	$ —	$ 0.65	$ 0.06
Renewals	$ 0.09	$ 0.46	$ 0.04	$ —	$ 0.14
Total	$ 0.15	$ 0.44	$ 0.04	$ 0.53	$ 0.12

(1) This leasing summary is based on leases entered into during the periods indicated.

(2) Excludes 12 properties owned by an unconsolidated joint venture in which we own a 22% equity interest. See page 13 for additional information regarding this joint venture.

(3) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases.

(4) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

(5) Amounts are per square foot per year for the weighted average lease term by leased square feet.

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Supplemental Q4 2020

21

22Supplemental Q4 2020 Occupancy and Leasing Analysis by Property Type (sq. ft. in thousands) Sq. Ft. Leased New and As of 9/30/2020 Acquisitions / Expired Renewal As of 12/31/2020 Property Type 9/30/2020 % Leased (2) (Sales) Deconsolidation Leases Leases 12/31/2020 % Leased Mainland Properties 26,944 99.8% 338 (9,227) — 18,055 99.7 % Hawaii Properties 16,273 97.1% — — (243) 253 16,283 97.2 % Total 43,217 98.8% 338 (9,227) 253 34,338 98.5% (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. (2) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. RETURN TO TABLE OF CONTENTS Total Sq. Ft. (1) Sq. Ft. Leases Executed During As of the Three Months Ended 12/31/2020 Property Type 12/31/2020 New Renewals Total Mainland Properties 18,114 — — — Hawaii Properties 16,756 105 148 253 Total 34,870 105 148 253

23Supplemental Q4 2020 As of December 31, 2020 Mainland Properties % of Annualized Rental Revenues Investment grade rated: 33.6% Subsidiaries of investment grade rated parent entities: 18.5% Other unrated or non-investment grade: 47.9% Investment grade rated: 23.4% Subsidiaries of investment grade rated parent entities: 10.3% Other leased Hawaii lands: 38.5% Other unrated or non-investment grade: 27.8% Consolidated Properties % of Annualized Rental Revenues % of Annualized Rental Revenues Mainland Tenant Credit Characteristics Properties Consolidated Investment grade rated 33.6% 23.4% Subsidiaries of investment grade rated parent entities 18.5% 10.3% Other leased Hawaii lands —% 38.5% Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands 52.1% 72.2% Other unrated or non-investment grade 47.9% 27.8% 100.0% 100.0% Tenant Credit Characteristics RETURN TO TABLE OF CONTENTS

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Tenants Representing 1% or More of Total Annualized Rental Revenues

As of December 31, 2020

(sq. ft. in thousands)

	Tenant	States	No. of Properties	Rented Sq. Ft. (1)	% of Total Rented Sq. Ft. (1)	% of Total Annualized Rental Revenues
1	Amazon.com Services, Inc.	AZ, SC, TN, VA	4	3,869	11.3%	10.0%
2	Federal Express Corporation / FedEx Ground Package System, Inc.	AR, CO, HI, IA, ID, IL, MN, MO, NC, ND, NV, OH, OK, UT	17	952	2.8%	4.6%
3	Restoration Hardware, Inc.	MD	1	1,195	3.5%	3.0%
4	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	2.1%	2.5%
5	Servco Pacific Inc.	HI	6	590	1.7%	2.4%
6	UPS Supply Chain Solutions Inc.	NH	1	614	1.8%	2.4%
7	Par Hawaii Refining, LLC	HI	3	3,148	9.2%	2.4%
8	EF Transit, Inc.	IN	1	535	1.6%	1.9%
9	BJ's Wholesale Club, Inc.	NJ	1	634	1.8%	1.7%
10	Shurtech Brands, LLC	OH	1	645	1.9%	1.7%
11	Coca-Cola Bottling of Hawaii, LLC	HI	4	351	1.0%	1.6%
12	Safeway Inc.	HI	2	146	0.4%	1.6%
13	ELC Distribution Center	KS	1	645	1.9%	1.5%
14	Manheim Remarketing, Inc.	HI	1	338	1.0%	1.5%
15	Exel Inc.	SC	1	945	2.8%	1.5%
16	A.L. Kilgo Company, Inc.	HI	5	310	0.9%	1.5%
17	Avnet, Inc.	OH	1	581	1.7%	1.5%
18	Warehouse Rentals Inc.	HI	5	278	0.8%	1.3%
19	YNAP Corporation	NJ	1	167	0.5%	1.1%
20	ODW Logistics, Inc.	OH	3	760	2.2%	1.1%
21	Refresco Beverages US Inc.	MO, SC	2	421	1.2%	1.1%
22	Honolulu Warehouse Co., Ltd.	HI	1	298	0.9%	1.1%
23	Hellmann Worldwide Logistics Inc.	FL	1	240	0.7%	1.1%
24	General Mills Operations, LLC	MI	1	158	0.5%	1.1%
25	AES Hawaii, Inc.	HI	2	1,242	3.6%	1.0%
			71	19,784	57.8%	52.2%

(1) Rented square feet is pursuant to existing leases as of December 31, 2020 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

RETURN TO TABLE OF CONTENTS Supplemental Q4 2020 24

Five Year Lease Expiration and Reset Schedule by Property Type (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2020

(dollars and sq. ft. in thousands)

	Total	2021	2022	2023	2024	2025	2026 and Thereafter
Mainland Properties Expirations:							
Total sq. ft.	18,114						
Leased sq. ft. (2)	18,055	222	715	2,229	3,928	2,158	8,803
Percent		1.2%	4.0%	12.3%	21.8%	12.0%	48.7%
Annualized rental revenues	$ 102,582	$ 1,149	$ 4,867	$ 14,136	$ 22,419	$ 11,735	$ 48,276
Percent		1.1%	4.7%	13.8%	21.9%	11.4%	47.1%
Hawaii Properties Expirations:							
Total sq. ft.	16,756						
Leased sq. ft. (2)	16,283	204	2,133	309	2,814	160	10,663
Percent		1.3%	13.1%	1.9%	17.3%	1.0%	65.4%
Annualized rental revenues	$ 105,341	$ 1,786	$ 15,409	$ 2,310	$ 5,698	$ 1,175	$ 78,963
Percent		1.7%	14.6%	2.2%	5.4%	1.1%	75.0%
Total Expirations:							
Total sq. ft.	34,870						
Leased sq. ft. (2)	34,338	426	2,848	2,538	6,742	2,318	19,466
Percent		1.2%	8.3%	7.4%	19.6%	6.8%	56.7%
Annualized rental revenues	$ 207,923	$ 2,935	$ 20,276	$ 16,446	$ 28,117	$ 12,910	$127,239
Percent		1.4%	9.8%	7.9%	13.5%	6.2%	61.2%
Next Scheduled Rent Resets							
Reset sq. ft.	4,512	87	467	411	294	454	2,799
Percent (3)		0.5%	2.9%	2.5%	1.8%	2.8%	17.2%
Annualized rental revenues	$ 29,304	$ 701	$ 3,860	$ 2,535	$ 2,103	$ 3,115	$ 16,990
Percent (3)		0.7%	3.7%	2.4%	2.0%	3.0%	16.1%

(1) Excludes 12 properties contributed to a joint venture.

(2) Leased square feet is pursuant to existing leases as of December 31, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any.

(3) Percent based on Hawaii Properties leased square feet and Hawaii Properties annualized rental revenues for Hawaii Properties.

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Supplemental Q4 2020
25

26Supplemental Q4 2020 Cumulative % of Total Cumulative % % of Total % of Total Rented Rented of Total Rented Annualized Annualized Annualized Number of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Period / Year Tenants Expiring (1) Expiring (1) Expiring (1) Expiring Expiring Expiring 2021 26 426 1.2% 1.2% $ 2,935 1.4% 1.4% 2022 63 2,848 8.3% 9.5% 20,276 9.8% 11.2% 2023 29 2,538 7.4% 16.9% 16,446 7.9% 19.1% 2024 28 6,742 19.6% 36.5% 28,117 13.5% 32.6% 2025 14 2,318 6.8% 43.3% 12,910 6.2% 38.8% 2026 6 969 2.8% 46.1% 6,910 3.3% 42.1% 2027 11 4,578 13.3% 59.4% 24,445 11.8% 53.9% 2028 19 2,568 7.5% 66.9% 18,840 9.1% 63.0% 2029 8 1,697 4.9% 71.8% 5,393 2.6% 65.6% 2030 9 1,232 3.6% 75.4% 9,400 4.5% 70.1% Thereafter 76 8,422 24.6% 100.0% 62,251 29.9% 100.0% Total 289 34,338 100.0% $ 207,923 100.0% Weighted average remaining lease term (in years) 8.4 9.5 (1) Rented square feet is pursuant to existing leases as of December  31, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. Portfolio Lease Expiration Schedule RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of December 31, 2020

27Supplemental Q4 2020 FFO and Normalized FFO Attributable to Common Shareholders: We calculate funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 17. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO attributable to common shareholders, we adjust for the items shown on page 17 including similar adjustments for our unconsolidated joint venture, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in the agreements governing our debt, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and our dividend yield compared to the dividend yields of other industrial REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than we do. Non-GAAP Financial Measures: We present certain “non-GAAP financial measures” within the meaning of applicable SEC rules, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our consolidated statements of income. We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on pages 14 and 15. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. We use NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. Non-GAAP Financial Measures and Certain Definitions EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 16. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including our proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of an unconsolidated joint venture, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 16 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. RETURN TO TABLE OF CONTENTS

28Supplemental Q4 2020 Non-GAAP Financial Measures and Certain Definitions (Cont.) Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of our common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual rents, as of December 31, 2020, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Net debt - Net debt is total debt less cash. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. References in this report to "same space" represent same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Same property - For the three months ended December 31, 2020 and 2019, same property NOI and Cash Basis NOI are based on properties that we owned as of December 31, 2020 and that we owned continuously since October 1, 2019. For the year ended December 31, 2020 and 2019, same property NOI and Cash Basis NOI are based on properties that we owned as of December 31, 2020 and that we owned continuously since January 1, 2019, excluding 12 properties owned by an unconsolidated joint venture in which we own a 22% equity interest. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of our common shares at the end of the applicable period. RETURN TO TABLE OF CONTENTS

29Supplemental Q4 2020 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS